GENERAL RELEASE AND SETTLEMENT AGREEMENT

This General Release and Settlement Agreement (“Agreement”) is entered into this 12th day of May, 2005 (“Effective Date”) by and among Sputnik, Inc., a Nevada corporation (“Sputnik”), and Technorati, Inc., a Delaware corporation (“Technorati”) and Mr. David Sifry (“Mr. Sifry”), an individual with a residence at the address indicated on the signature page set forth below (collectively, Technorati and Mr. Sifry are referred to as the “Technorati Parties”.)

WHEREAS, Mr. Sifry is a shareholder and former director, officer and advisor of Sputnik;

WHEREAS, Mr. Sifry is a shareholder, director and officer of Technorati;

WHEREAS, Sputnik has made certain allegations against Mr. Sifry and/or Technorati with respect to, among other things, (i) the alleged violation of proprietary rights of Sputnik relating to development of Technorati technology, (ii) allegations against Mr. Sifry and/or Technorati relating to alleged violations of Mr. Sifry’s fiduciary obligations to Sputnik as an employee, director and/or officer of Sputnik, (iii) assertions against Mr. Sifry and/or Technorati relating to ownership of Technorati and certain Technorati technology and related intellectual property rights, and (iv) all acts, omissions, transactions of Mr. Sifry relating to or in connection with any of the foregoing;

WHEREAS, by this Agreement, Sputnik and the Technorati Parties, and each of them wish to fully and finally resolve, settle and compromise any and all disputes, differences, claims and liabilities that exist between them as of the Effective Date;

WHEREAS, it is the desire of the parties to avoid the risks and expenses attendant upon litigation and to settle any and all claims existing and that might exist between or among them, as the case may be, arising out of, in connection with, or in any way related to the Claims;

NOW THEREFORE, in consideration of the foregoing recitals (incorporated by reference herein) and of the mutual promises, covenants and conditions hereinafter contained, Sputnik and the Technorati Parties do hereby agree as follows:

1.

Consideration.  In consideration for the mutual agreements contained herein, the parties agree as follows:

(a)

Technorati shall pay the sum of Sixty One Thousand Dollars ($61,000.00) to Sputnik (the “Settlement Amount”).  Such payment shall be made by casher’s check and shall be delivered to and received by Sputnik within five days of the Effective Date.  Such payment shall be delivered to the attention of Mr. David LaDuke at the Sputnik offices located at 650 Townsend Street, Suite 320, San Francisco, California  94103.

(b)

Within five days of the Effective Date, Technorati shall issue to Sputnik 20,000 shares of Technorati Common Stock (the “Technorati Stock”) on the terms and conditions set forth in the Common Stock Purchase Agreement attached hereto as Attachment A.

(c)

On the Effective Date, Mr. Sifry shall return to Sputnik 1,100,000 shares of Sputnik Common Stock previously held by Mr. Sifry (the “Sputnik Shares”) and Sputnik shall cancel the Sputnik Shares on such date.  After the cancellation of the Sputnik Shares, the parties agree that Mr. Sifry shall hold 150,000 shares of Sputnik Common Stock.

(d)

Mr. Sifry agrees and acknowledges that he received valid consideration in exchange for his execution of the Employee Innovations and Proprietary Rights Assignment Agreement and the Limited Exclusion Notification attached as Exhibit A hereto, and that such Agreement remains in full force and effect with respect to Mr. Sifry’s work on the Sputnik Technology prior to October 31, 2003, and that such obligations have not been created nor do they arise out of this Agreement.

However, Sputnik acknowledges and agrees that provisional patent application no: 60/584613, entitled “Ecosystem Method of Aggregation and Seach and Related Techniques” filed by Technorati with the United States Patent and Trademark Office is not covered by the the Employee Innovations and Proprietary Rights Assignment Agreement and shall remain the exclusive property of the Technorati Parties.

2.

Mutual Release and Settlement Agreement of Claims.

(a)

Except with respect to the obligations created by or arising out of this Agreement, and upon Sputnik’s receipt of the Settlement Amount, the Technorati Stock and the Sputnik Shares, each party, and their respective past and present shareholders, officers, directors, employees,  predecessors, successors, assigns, heirs, executors, administrators, accountants, attorneys and agents (and the predecessors, successors, assigns, heirs, executors, administrators, accountants, attorneys and consultants of each of the foregoing), releases and forever discharges each other party and its shareholders, officers, directors, employees, predecessors, successors, assigns, heirs, executors, administrators, accountants, attorneys and agents, of and from any and all claims, demands, damages, debts, liabilities, accounts, reckonings, obligations, costs, expenses, remedies, liens, actions and causes of action of every kind and nature whatsoever, whether now known or unknown, suspected or unsuspected, which it now has, owns or holds, or at any time heretofore ever had based upon or arising out of any matter, cause, fact, thing, act or omission occurring or existing at any time prior to and including the Effective Date (all of which are hereinafter referred to as and included within the “Released Matters”).

(b)

It is the intention of the parties in executing this Agreement and in giving and receiving the consideration called for by this Agreement, that this Agreement shall be effective as a full and final accord and satisfaction and release of and from all of the Released Matters.

(c)

In furtherance of the intentions set forth herein, each of the parties hereto acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each of the parties hereto waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California, or any similar provision of the statutory or non-statutory law of any other jurisdictions, to the full extent that it may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement.  In connection with such waiver and relinquishment, each of the parties hereto acknowledges that it is aware that it or its attorneys or accountants may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exists with respect to the subject matter of this Agreement or the other parties hereto, but that it is its intention hereby fully, finally and forever to settle and release all of the Released Matters which now exist or heretofore have existed, except as is otherwise provided herein.  In furtherance of this intention, the release herein given shall be and remain in effect as a full and complete general release notwithstanding the discovery or existence of any such additional or different claims or facts.

(d)

The parties hereto each warrant and represent to the other that it is the sole and lawful owner of all rights, title and interest in and to all of the respective Released Matters and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred (or purported to assign or transfer) to any person whomsoever any Released Matter or any part or portion thereof of any claim, demand or right against the other.

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(e)

The agreements set forth herein are unconditional, and shall remain effective regardless of any event, of any nature, occurring after the execution of this Agreement; provided however that this release shall only be effective upon satisfaction of the conditions set forth in Section 1 above.  This Agreement will not release, acquit or discharge any obligation under this Agreement.

3.

Covenant Not to Sue. Each party agrees for itself and its successors that it will forever refrain from instituting, reinstating, maintaining, or prosecuting any action or proceeding against any other party upon any claims, controversies, actions, causes of action, obligations or liabilities of any nature whatsoever, whether or not now or hereafter known, suspected or claimed which such party ever had, now has or hereafter can, shall or may have or allege against any other party arising out of, in connection with or in any way related to the Released Matters. Without limiting the foregoing, for clarity, Sputnik agrees that the covenant set forth in this Section 3 extends and shall apply to any actual or alleged violation of Sputnik's intellectual property rights by any or all of the Technorati Parties (including any successor to or customer of any of them) that occurs after the Effective Date, if such violation constitutes an actual or alleged violation of Sputnik's intellectual property rights in technology that first occurred prior to the Effective Date.

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Legal and Equitable Remedies; Severability.  In the event that a party signatory hereto breaches any of its obligations or representations under this Agreement, then the other parties are entitled to specific performance, injunctive relief, and any damages or other relief available under the applicable law resulting from that breach of this Agreement that it proves in litigation, and to its attorneys’ fees incurred in such litigation, together with interest on the foregoing amounts as available under the applicable law. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5.

No Admission of Liability.  This Agreement is not and shall not be construed or contended by any party to be an admission or evidence of any wrongdoing or liability on the part of any other party.  This Agreement shall be afforded the maximum protection under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.

6.

Entire Agreement; Governing Law.  This Agreement constitutes the entire agreement between and among Sputnik and the Technorati Parties, and each of them, with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter.  Each party acknowledges that neither the other parties nor their respective agents or attorneys have made any promise, representations, and warranties that are not contained herein.  The rights and obligations of the parties shall be governed by, and this Agreement shall be construed and enforced in accordance with, the laws of the State of California, without reference to the principles of conflict of laws thereof.

7.

Interpretation. Each party hereto acknowledges and aggress that it has participated in the drafting of this Agreement and consequently, any and all ambiguities in this Agreement are not to be construed to the determent of any party hereto.

8.

Modification.  It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, duly executed by authorized representatives of each of the parties hereto.

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9.

Knowing, Voluntary & Authorized Execution of this Agreement.  Each of the parties acknowledges for him/itself that he/it has consulted with an attorney of their own respective choosing concerning the waivers and the terms of this Agreement, and that the waivers and promises made herein are knowing and voluntary and are made with full appreciation of their effects.  Each of the parties hereto represents and warrants to the other parties that (i) the execution, delivery and performance of this Agreement has been duly authorized and all actions necessary for the due execution, delivery and performance of this Agreement have been taken, and (ii) this Agreement constitutes the legal, valid and binding obligation of the parties enforceable against each party in accordance with its terms.

10.

No Waiver.  The failure of any party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by any party of any of the provisions of this Agreement shall in no way constitute a present or future waiver of such provisions, nor in any way affect the ability of any party to enforce each and every such provision thereafter.

11.

Attorneys’ Fees and Costs.  Each party is to bear its own fees and costs incurred to date in  connection with this dispute.  The prevailing party in any proceeding relating to an alleged breach of this Agreement shall be entitled to recover reasonable attorney’s fees and court costs from the non-prevailing party.

12.

Counterparts. This Agreement may be executed in one or more counterparts all of which together shall comprise one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Address: 665 3rd Street	TECHNORATI, INC.
San Francisco, CA 94107	By: /s/ David L. Sifry
Name: David L. Sifry
Title: CEO

Address: 650 Townsend Street, Suite 320	SPUTNIK, INC.
San Francisco, CA 94103
By: /s/ David LaDuke
Name: David LaDuke
Title: CEO

/s/ David Sifry
Address: 6034 Fulton Street San Francisco, CA 94121	David Sifry

APPROVED AS TO FORM ONLY:

GUNDERSON DETTMER

By: /s/ Colin Chapman

      Colin Chapman

DLA PIPER RUDNICK GRAY CARY US LLP

By: /s/Eric Deeds

      Eric Deeds

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Attachment A

COMMON STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT is entered into as of May 12, 2005, by TECHNORATI, INC., a Delaware corporation (the "Company"), and Sputnik, Inc., a Nevada corporation (the "Purchaser").

SECTION 1. ACQUISITION OF SHARES.

(a)  Transfer. On the terms and conditions set forth in this Agreement, the Company agrees to transfer 20,000 Shares to the Purchaser. The transfer shall occur at the offices of the Company on the date set forth above or at such other place and time as the parties may agree.

(b)  Consideration: The Purchaser agrees to execute the General Release and Settlement Agreement ("Settlement Agreement") to which this agreement is attached as Exhibit A, in exchange for, among other consideration described in the Settlement Agreement, the Purchased Shares. Payment shall be made on the transfer date by execution and delivery of the Settlement Agreement.

(c)  Defined Terms. Capitalized terms not defined above are defined in Section 10 of this Agreement.

SECTION 2. RIGHT OF FIRST REFUSAL.

(a)  Right of First Refusal. In the event that a Purchaser proposes to sell, pledge or otherwise transfer to a third party any Purchased Shares, or any interest in Purchased Shares, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Purchased Shares, If a Purchaser desires to transfer Purchased Shares, such Purchaser shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Purchased Shares proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Transfer Notice shall be signed both by such Purchaser and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Purchased Shares. The Company shall have the right to purchase all, and not less than all, of the Purchased Shares on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (b) below) by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

(b)  Transfer of Shares. If the Company fails to exercise its Right of First Refusal within 30 days after receiving the Transfer Notice, such Purchaser may, not later than 90 days after the Company received the Transfer Notice, conclude a transfer of the Purchased Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which such Purchaser is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by such Purchaser, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (a) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Purchased Shares on the terms set forth in the Transfer Notice within 60 days after the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Purchased Shares was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Purchased Shares with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(c)  Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Purchased Shares subject to this Section 2 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Purchased Shares subject to this Section 2.

(d)  Termination of Right of First Refusal. Any other provision of this Section 2 notwithstanding, in the event that the Stock is readily tradable on an established securities market when a Purchaser desires to transfer Purchased Shares, the Company shall have no Right of First Refusal, and such Purchaser shall have no obligation to comply with the procedures prescribed by Subsections (a) and (b) above.

(e)  Permitted Transfers. This Section 2 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of a Purchaser's Immediate Family or to a trust established by a Purchaser for the benefit of the Purchaser and/or one or more members of such Purchaser's Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If a Purchaser transfers any Purchased Shares, either under this Subsection (e) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to such Purchaser.

(f)  Termination of Rights as Stockholder. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased in accordance with this Section 2, then after such time the person from whom such Shares are to be purchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(g)  Assignment of Right of First Refusal. The Board of Directors may freely assign the Company's Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company's rights and obligations under this Section 2.

SECTION 3. OTHER RESTRICTIONS ON TRANSFER.

(a)  Purchaser Representations. In connection with the issuance and acquisition of Shares under this Agreement, each Purchaser hereby represents and warrants to the Company as follows:

(i)  Purchaser is acquiring and will hold the Purchased Shares for investment for his or her account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

(ii)  Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

(iii)  Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited "broker's transaction," and the amount of securities being sold during any three month period not exceeding specified limitations. Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv)  Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. Purchaser agrees that he or she will not dispose of the Purchased Shares unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under the securities laws or regulations of any State.

(v)  Purchaser has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

(vi)  Purchaser is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. Purchaser is able, without impairing his or her financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of his or her investment in the Purchased Shares.

(b)  Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(c)  Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, no Purchaser shall directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Company or its underwriters. Such restriction (the "Market Stand-Off') shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company's initial public offering, In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable stand-off period. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act, and the Purchaser shall be subject to this Subsection (c) only if the directors and officers of the Company are subject to similar arrangements.

(d)  Rights of the Company. The Company shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

SECTION 4. SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon each Purchaser and each Purchaser's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 5. LEGENDS.

All certificates evidencing Purchased Shares shall bear the following legends:

"THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE SHARES. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE. SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 6. NOTICE.

Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to each Purchaser at the address that he or she most recently provided to the Company in accordance with this Section 6.

SECTION 7. ENTIRE AGREEMENT.

This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 8. CHOICE OF LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in that state.

SECTION 9. AMENDMENTS AND WAIVERS.

Any provision of this Agreement may be amended or waived with the written consent of the Company and the holders of a majority of the Purchased Shares.

SECTION 10. DEFINITIONS.

(a)  "Agreement" shall mean this Stock Purchase Agreement.

(b)  "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

(c)  "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(d)  "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(e)  "Purchased Shares" shall mean the Shares purchased by the Purchasers pursuant to this Agreement.

(f)  "Right of First Refusal" shall mean the Company's right of first refusal described in Section 2.

(g)  "Securities Act" shall mean the Securities Act of 1933, as amended.

(h)  "Share" shall mean one share of Stock.

(i)  "Stock" shall mean the Common Stock of the Company, with a par value of $0.001 per Share.

(j)  "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(k)  "Transferee" shall mean any person to whom a Purchaser has directly or indirectly transferred any Purchased Share.

(l)  "Transfer Notice" shall mean the notice of a proposed transfer of Purchased Shares described in Section 2.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

TECHNORATI, INC.

By:  /s/ David Sifry

Title:  CEO

SPUTNIK, INC.

By:  /s/ David LaDuke

Title:  CEO

Address:

650 Townsend Street

Suite 350

San Francisco, CA 94103

EXHIBIT A

EMPLOYEE INNOVATIONS AND PROPRIETARY RIGHTS
ASSIGNMENT AGREEMENT

This Agreement is intended to formalize in writing certain understandings and procedures which have been in effect since the time I was initially employed by SPUTNIK, INC. ("Company"). In return for my new or continued employment by Company and other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, I acknowledge and agree that:

            1.    Duties; At-Will Employment; No Conflict. I will perform for Company such duties as may be designated by Company from time to time. I agree that my employment with Company is for no specified term, and may be terminated by Company at any time, with or without cause, and with or without notice. Similarly, I may terminate my employment with Company at any time, with or without cause, and with or without notice. During my period of employment by Company, I will devote my best efforts to the interests of Company and will not engage in other employment or in any activities determined by Company to be detrimental to the best interests of Company without the prior written consent of Company.

            2.    Prior Work. All previous work done by me for Company relating in any way to the conception, reduction to practice, creation, derivation, design, development, manufacture, sale or support of products or services for Company is the property of Company, and I hereby assign to Company all of my right, title and interest in and to such previous work.

            3.    Proprietary Information. My employment creates a relationship of confidence and trust between Company and me with respect to any information:

                    (a)    Applicable to the business of Company; or

                    (b)    Applicable to the business of any client or customer of Company, which may be made known to me by Company or by any client or customer of Company, or learned by me in such context during the period of my employment.

All such information has commercial value in the business in which Company is engaged and is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Company, and includes, without limitation, respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. "Proprietary Information" also includes proprietary or confidential information of any third party who may disclose such information to Company or to me in the course of Company's business.

            4.    Ownership and Nondisclosure of Proprietary Information. All Proprietary Information is the sole property of Company, Company's assigns, and Company's customers, and Company, Company's assigns and Company's customers shall be the sole and exclusive owner of all patents, copyrights, mask works, trade secrets and other rights in the Proprietary Information. I hereby do and will assign to Company all rights, title and interest I may have or acquire in the Proprietary Information. At all times, both during my employment by Company and after termination of such employment, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary

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Information or anything directly relating to Proprietary Information without the written consent of Company, except as may be necessary in the ordinary course of performing my duties as an employee of Company.

            5.    Ownership and Return of Materials. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to me by Company shall remain the property of Company. Upon termination of my employment, or at any time on the request of Company before termination, I will promptly (but no later than five (5) days after the earlier of my employment's termination or Company's request) destroy or deliver to Company, at Company's option, (a) all materials furnished to me by Company, (b) all tangible media of expression which are in my possession and which incorporate any Proprietary Information or otherwise relate to Company's business, and (c) written certification of my compliance with my obligations under this sentence.

            6.    Innovations. As used in this Agreement, the term "Innovations" means all processes, machines, manufactures, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. "Innovations" includes "Inventions," which is defined to mean any inventions protected under patent laws.

            7.    Disclosure of Prior Innovations. I have identified on Exhibit A ("Prior Innovations") attached hereto all Innovations, applicable to the business of Company or relating in any way to Company's business or demonstrably anticipated research and development or business, which were conceived, reduced to practice, created, derived, developed, or made by me prior to my employment with Company (collectively, the "Prior Innovations"), and I represent that such list is complete. I represent that I have no rights in any such Innovations other than those Prior Innovations specified in Exhibit A ("Prior Innovations"). If there is no such list on Exhibit A ("Prior Innovations"), I represent that I have neither conceived, reduced to practice, created, derived, developed nor made any such Prior Innovations at the time of signing this Agreement.

            8.    Assignment of Innovations; License of Prior Innovations. I hereby agree promptly to disclose and describe to Company, and I hereby do and will assign to Company or Company's designee my entire right, title, and interest in and to, (a) each of the Innovations (including Inventions), and any associated intellectual property rights, which I may solely or jointly conceive, reduce to practice, create, derive, develop or make during the period of my employment with Company, which either (i) relate, at the time of conception, reduction to practice, creation, derivation, development, or making of such Innovation, to Company's business or actual or demonstrably anticipated research or development, or (ii) were developed on any amount of Company's time or with the use of any of Company's equipment, supplies, facilities or trade secret information, or (iii) resulted from any work I performed for Company, and (b) each of the Innovations which is not an Invention (as demonstrated by me by evidence meeting the clear and convincing standard of proof), and any associated intellectual property rights, which I may solely or jointly conceive, develop, reduce to practice, create, derive, develop, or make during the period of my employment with Company, which are applicable to the business of Company (collectively, the Innovations identified in clauses (a) and (b) are hereinafter the "Company Innovations"). To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to Company, I hereby grant to Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and

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interest. To the extent any of the rights, title and interest in and to Company Innovations can be neither assigned nor licensed by me to Company, I hereby irrevocably waive and agree never to assert such non-assignable and non-licensable rights, title and interest against Company or any of Company's successors in interest to such non-assignable and non-licensable rights. I hereby grant to Company or Company's designees a royalty free, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Prior Innovations which I incorporate, or permit to be incorporated, in any Company Innovations. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, any Prior Innovations in any Company Innovations without Company's prior written consent.

            9.    Future Innovations. I recognize that Innovations or Proprietary Information relating to my activities while working for Company and conceived, reduced to practice, created, derived, developed, or made by me, alone or with others, within three (3) months after termination of my employment may have been conceived, reduced to practice, created, derived, developed, or made, as applicable, in significant part while employed by Company. Accordingly, I agree that such Innovations and Proprietary Information shall be presumed to have been conceived, reduced to practice, created, derived, developed, or made, as applicable, during my employment with Company and are to be promptly assigned to Company unless and until I have established the contrary by written evidence satisfying the clear and convincing standard of proof.

            10.    Cooperation in Perfecting Rights to Proprietary Information and Innovations.

                    (a)    I agree to perform, during and after my employment, all acts deemed necessary or desirable by Company to permit and assist Company, at Company's expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Proprietary Information and Innovations assigned or licensed to, or whose rights are irrevocably waived and shall not be asserted against, Company under this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Proprietary Information or Innovations.

                    (b)    In the event that Company is unable for any reason to secure my signature to any document required to file, prosecute, register, or memorialize the assignment of any patent, copyright, mask work or other applications or to enforce any patent, copyright, mask work, moral right, trade secret or other proprietary right under any Proprietary Information (including improvements thereof) or any Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, continuing patent applications, reissues, and reexaminations thereof), I hereby irrevocably designate and appoint Company and Company's duly authorized officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me, (i) to execute, file, prosecute, register and memorialize the assignment of any such application, (ii) to execute and file any documentation required for such enforcement, and (iii) to do all other lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of patents, copyrights, mask works, moral rights, trade secrets or other rights under the Proprietary Information, or Innovations, all with the same legal force and effect as if executed by me.

            11.    No Violation of Rights of Third Parties. My performance of all the terms of this Agreement and as an employee of Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me prior to my employment with Company, and I will not disclose to Company, or induce Company to use, any confidential or proprietary

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information or material belonging to any previous employer or others. I am not a party to any other agreement which will interfere with my full compliance with this Agreement. I agree not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement.

            12.    Survival. This Agreement (a) shall survive my employment by Company; (b) does not in any way restrict my right or the right of Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of successors and assigns of Company; and (d) is binding upon my heirs and legal representatives.

            13.    Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable invention under the provisions of Section 2870 of the California Labor Code. I acknowledge that a condition for an Invention to qualify fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code is that the invention must be protected under patent laws. I have reviewed the notification in Exhibit B ("Limited Exclusion Notification") and agree that my signature acknowledges receipt of the notification. However, I agree to disclose promptly in writing to Company all Innovations (including Inventions) conceived, reduced to practice, created, derived, developed, or made by me during the term of my employment and for three (3) months thereafter, whether or not I believe such Innovations are subject to this Agreement, to permit a determination by Company as to whether or not the Innovations should be the property of Company. Any such information will be received in confidence by Company.

            14.    No Solicitation. During the term of my employment with Company and for a period of two (2) years thereafter, I will not solicit, encourage, or cause others to solicit or encourage any employees of Company to terminate their employment with Company.

            15.    Injunctive Relief. A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

            16.    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me shall be sent to any address in Company's records or such other address as I may specify in writing. Notices to Company shall be sent to Company's Human Resources Department or to such other address as Company may specify in writing.

            17.    Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in California, as applicable, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.

            18.    Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

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            19.    Waiver; Amendment: Modification. The waiver by Company of a term or provision of this Agreement, or of a breach of any provision of this Agreement by me, shall not be effective unless such waiver is in writing signed by Company. No waiver by Company of, or consent by Company to, a breach by me, will constitute a waiver of, consent to or excuse of any other or subsequent reach by me. This Agreement may be amended or modified only with the written consent of both me and Company. No oral waiver, amendment or modification shall be effective under any circumstances whatsoever.

            20.    Entire Agreement. This Agreement represents my entire understanding with Company with respect to the subject matter of this Agreement and supersedes all previous understandings, written or oral.

I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

"COMPANY"                                                        EMPLOYEE:

SPUTNIK, INC.

/s/ David LaDuke                                                    /s/ David Sifry

By: David LaDuke                                                  Printed Name: David Sifry

Title: CEO

Dated:    09-27-2001                                              Dated:    12-18-2003

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Exhibit A
 PRIOR INNOVATIONS

Exhibit B
 LIMITED EXCLUSION NOTIFICATION

THIS IS TO NOTIFY you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and Company does not require you to assign or offer to assign to Company any invention that you developed entirely on your own time without using Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

            (1)    Relate at the time of conception or reduction to practice of the invention to Company's business, or actual or demonstrably anticipated research or development of Company; or

            (2)    Result from any work performed by you for Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I ACKNOWLEDGE RECEIPT of a copy of this notification.

By: /s/ David Sifry

David Sifry

(Printed Name of Employee)

Date: 12-18-2003